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                                                                       EXHIBIT 1


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                               CINEMARK USA, INC.


                                  $200,000,000

                   9-5/8% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                August 12, 1996





                            BEAR, STEARNS & CO. INC.

                              GOLDMAN, SACHS & CO.

                       MORGAN STANLEY & CO. INCORPORATED
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                               CINEMARK USA, INC.

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                                  $200,000,000
                   9-5/8% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT

                                                                 August 12, 1996
                                                              New York, New York

BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

Ladies & Gentlemen:

                 Cinemark USA, Inc., a Texas corporation ("Cinemark"), proposes to issue and sell to Bear, Stearns & Co. Inc. ("Bear Stearns"), Goldman, Sachs & Co. ("Goldman Sachs") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and together with Bear Stearns and Goldman Sachs, the "Initial Purchasers") an aggregate of $200,000,000 principal amount of 9-5/8% Senior Subordinated Notes due 2008 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), between Cinemark and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee").

                 1.       ISSUANCE OF SECURITIES.

                 Cinemark proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $200,000,000 principal amount of Series A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Securities." The proceeds to Cinemark from the sale to the Initial Purchasers of the Series A Notes will be used as described under "Use of Proceeds" in the Offering Memorandum (as defined below).

                 Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH CINEMARK OR ANY AFFILIATE OF CINEMARK WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS





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                 SECURITY, EXCEPT (A) TO CINEMARK, (B) TO A PERSON WHOM THE
                 SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO CINEMARK IF CINEMARK SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND CINEMARK SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                 2.       OFFERING.

                 The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. Cinemark has prepared a preliminary offering memorandum, dated July 19, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated August 12, 1996 (the "Offering Memorandum"), relating to Cinemark and its subsidiaries and the issuance of the Series A Notes.

                 The Initial Purchasers have advised Cinemark that the Initial Purchasers will make offers of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs") and to a limited number of institutional "Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or
(7) under the Act (each an "Institutional Accredited Investor"). The QIBs and the Institutional Accredited Investors are referred to herein as the "Eligible Purchasers." Sales to Eligible Purchasers under this Agreement are referred to herein as "Exempt Resales" The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 99.553% of the principal amount thereof. Such price may be changed at any time without notice.

                 Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the exchange registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to terms and conditions contained in the Registration Rights Agreement, Cinemark will agree to use its best





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efforts to file with the Securities and Exchange Commission (the "Commission"),
under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 9-5/8% Senior Subordinated Notes due 2008 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Purchase Agreement (this "Agreement"), the Securities, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                 3.       PURCHASE, SALE AND DELIVERY.

                 (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, Cinemark agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from Cinemark, that aggregate principal amount of Series A Notes set forth opposite its name on
Schedule I hereto. The Initial Purchasers shall pay a purchase price equal to 96.803% of the principal amount of the Series A Notes.

                 (b) Delivery of, and payment of the purchase price for, the Notes shall be made at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:30 a.m. New York City time on August 15, 1996 or at such other date and time as shall be agreed upon by the Initial Purchasers and Cinemark. The time and date of such delivery and the payment of the purchase price are herein called the "Closing Date."

                 (c) On the Closing Date, one or more of the Series A Notes in definitive form, registered in such names and in such denominations as specified by the Initial Purchasers at least two business days prior to such date, having an aggregate principal amount of $200,000,000 shall be delivered by Cinemark to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by wire transfer of same day funds to an account or accounts designated by Cinemark, provided that Cinemark shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Series A Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. New York City time on the business day immediately preceding the Closing Date.

                 4.       AGREEMENTS OF CINEMARK.

                 Cinemark covenants and agrees with the Initial Purchasers as follows:

                 (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Cinemark shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or





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         Blue Sky laws, Cinemark shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

                 (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to Cinemark, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. Cinemark consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                 (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have consented to, or not have reasonably objected thereto, in writing within a reasonable time after being furnished a copy thereof. Cinemark shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that the Initial Purchasers or Cinemark believe may be necessary or advisable in connection with Exempt Resales.

                 (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of Cinemark or in the opinion of counsel for Cinemark or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and
         (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

                 (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that Cinemark shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, except as to matters and transactions relating to Exempt Resales, in any jurisdiction where it is not now so subject.

                 (f) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

                 (g) Not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

                 (h) To do and perform all things required to be done and performed under this Agreement by it prior to the Closing Date and use its best efforts to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

                 (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers, the QIBs or the Institutional





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         Accredited Investors of the Series A Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                 (j) For so long as any of the Securities remain outstanding and during any period in which Cinemark is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes designated by such holder, the information required by Rule 144A(d)(4) under the Act.

                 (k) To use its best efforts to cause the Exchange Offer to be made in accordance with and subject to the terms set forth in the Registration Rights Agreement in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                 (l) To comply in all material respects with all of the agreements set forth in the Operative Documents and in the representation letter of Cinemark to The Depository Trust Company ("DTC") relating to the approval of the Securities by DTC for "book-entry" transfer.

                 (m) To cooperate with the Initial Purchasers to effect the inclusion of the Securities in the National Association of Securities Dealers, Inc. ("NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market and to obtain approval of the Securities by DTC for "book-entry" transfer.

                 (n) During a period of two years following the Closing Date, to deliver without charge to the Initial Purchasers promptly upon their becoming available, copies of (i) all reports or other publicly available information that Cinemark shall mail or otherwise make available to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by Cinemark with the Commission or any national securities exchange and such other publicly available information concerning Cinemark and its subsidiaries including without limitation, press releases, as the Initial Purchasers may reasonably request.

                 (o) Not to, and to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any Securities or any other debt security issued by Cinemark (other than a private loan, credit or financing agreement with a bank or similar financing institution) or any security convertible into or exchangeable or exercisable for any such debt security, for a period of 90 days after the Closing Date, without the Initial Purchasers' prior written consent, except for (i) sales or transfers between affiliates of Cinemark and (ii) the issue and exchange of Series B Notes for Series A Notes in the Exchange Offer.

                 (p) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by Cinemark, a copy of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                 (q) Not to and not to permit any of its subsidiaries to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Cinemark to facilitate the sale or resale of either the Series A Notes or the Series B Notes. Except as permitted by the Act, Cinemark will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material, in connection with the offering and sale of the Securities.





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                 (r)  To the extent that any offer to exchange any of the
         outstanding 12% Senior Subordinated Notes due 2003 of Cinemark Mexico
         (USA), Inc. is effectuated, to extend such offer on identical terms to all holders of such notes.

                 5.       REPRESENTATIONS AND WARRANTIES.

                 (a) Cinemark represents and warrants to the Initial Purchasers that as of the date hereof (except as otherwise expressly provided):

                 (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to Cinemark in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                 (ii) Cinemark (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (y) has all requisite corporate power and authority to carry on its business as it is being conducted currently and as described in the Offering Memorandum and to own, lease and operate its properties, and (z) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified (a) could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the properties, business, results of operations or financial condition of Cinemark and its subsidiaries taken as a whole or (b) could not, individually or in the aggregate, reasonably be expected to materially interfere with or materially adversely affect the issuance of the Securities pursuant hereto, or (c) could not in any manner interfere with Cinemark's ability to perform its obligations under this Agreement or any other Operative Document or any of the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (a), (b) or (c), a "Material Adverse Effect").

                 (iii) Each of Cinemark International, Inc. and Cinemark Properties, Inc. (collectively, the "Material Subsidiaries") (A) has been duly organized or incorporated, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, (B) has all requisite power (corporate or other) and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign organization or corporation, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                 (iv) All of the issued and outstanding shares of capital stock of Cinemark's subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Cinemark owns, directly or indirectly, shares of capital stock of each of its subsidiaries, as listed on Schedule 5(a)(iv). Except as set forth in the Offering Memorandum, all such





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         shares of capital stock of its subsidiaries are owned, directly or indirectly, by Cinemark free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other restrictions. Cinemark does not directly or indirectly own any shares of capital stock or any other securities or any corporation or have any equity interest in any firm, partnership, association or other entity except as described on
         Schedule 5(a)(iv).

                 (v) All of the outstanding shares of capital stock of Cinemark have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. On March 31, 1996, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto and the other transactions described therein, Cinemark would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization," subject to the notes and assumptions included therein.

                 (vi) Except as set forth in the Offering Memorandum, there are not currently any outstanding material subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, capital stock or other equity interests of Cinemark or any of its subsidiaries.

                 (vii) Cinemark has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                 (viii) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of Cinemark that are listed on a national securities exchange under
         Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                 (ix) This Agreement has been duly and validly authorized, executed and delivered by Cinemark and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers) is the legal, valid and binding agreement of Cinemark, enforceable against Cinemark in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) (the "Enforceability Exceptions").

                 (x) The Indenture has been duly and validly authorized by Cinemark and, when duly executed and delivered by Cinemark, will be the legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Indenture.

                 (xi) The Registration Rights Agreement has been duly and validly authorized by Cinemark and, when duly executed and delivered by Cinemark, will be the legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms, subject to the Enforceability Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Registration Rights Agreement.

                 (xii) The Series A Notes have been duly and validly authorized by Cinemark for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of Cinemark, enforceable against Cinemark in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability





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
         Exceptions. The Offering Memorandum contains an accurate summary of the material terms of the Series A Notes.

                 (xiii) When the Series B Notes have been duly and validly authorized for issuance by Cinemark and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be the legal, valid and binding obligations of Cinemark, enforceable against Cinemark in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

                   (xiv) Neither Cinemark nor any of its subsidiaries is (A) in violation of its charter or bylaws or equivalent documents, (B), except as disclosed in the Offering Memorandum, in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, judgment or court decree applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clauses (A) (with respect to subsidiaries other than the Material Subsidiaries), (B) and (C), for any such violation or default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of Cinemark, there exists no condition that, with notice or the passage of time or both, would constitute such a default under any such document or instrument except for any such default that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (xv) None of (A) the execution, delivery or performance by Cinemark of this Agreement and the other Operative Documents, (B) the issuance and sale of the Securities, nor (C) the consummation by Cinemark of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent (other than those consents that have been obtained or will be obtained prior to the Closing Date) under, or results in the imposition of a lien or encumbrance on any properties of Cinemark or its subsidiaries, or an acceleration of any indebtedness of Cinemark or its subsidiaries pursuant to, (i) the charter or bylaws (or equivalent documents) of Cinemark or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which Cinemark or any of its subsidiaries is a party or by which Cinemark or any of its subsidiaries is bound or to which any of their respective properties is subject, (iii) any statute, rule or regulation applicable to Cinemark or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Cinemark or any of its subsidiaries or their respective assets or properties, except in the case of clauses (ii), (iii) and (iv), for any such violation, default, consent, imposition of a lien or acceleration that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as may be required under applicable state securities or Blue Sky laws, and except for any NASD filings and the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or any other person is required for (1) the execution, delivery and performance by Cinemark of this Agreement and the other Operative Documents or (2) the issuance and sale of the Securities and the transactions contemplated thereby, except such as have been obtained and made and except where the failure to obtain such consents or waivers would not, individually or in the aggregate, have a Material Adverse Effect.

                   (xvi) There is (i) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of Cinemark, threatened or contemplated to which Cinemark or any of its subsidiaries is or may be a party or to which the business or property of Cinemark or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of Cinemark, that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Cinemark or any of its subsidiaries is or may be subject or to which the business, assets, or property of Cinemark or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed or (B) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 (xvii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or prevents or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                 (xviii) There is (i) no significant unfair labor practice complaint pending against Cinemark or any of its subsidiaries, nor, to the knowledge of Cinemark, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Cinemark or any of its subsidiaries or, to the knowledge of Cinemark, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against Cinemark or any of its subsidiaries nor, to the knowledge of Cinemark, threatened against any of them and (iii) no union organizing or union representation question existing with respect to the employees of Cinemark or any of its subsidiaries. No claim has been filed against Cinemark or any of its subsidiaries alleging violation of (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except as could not reasonably be expected to have a Material Adverse Effect.

                   (xix) Neither Cinemark nor any of its subsidiaries, nor any of their respective officers, directors, employees, agents or affiliates or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency, instrumentality of any government or any political party or candidate for office (domestic or foreign) or other person who was, at the time, in a position to help or hinder the business of Cinemark or its subsidiaries (or assist Cinemark or its subsidiaries in connection with any actual or proposed transaction) which would at the time have been reasonably likely to subject Cinemark or its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign) except for such damages or penalties, either individually or in the aggregate, that could not reasonably be expected to have a Material Adverse Effect.

                    (xx) Each of Cinemark and its subsidiaries has (A) good and indefeasible title to all of the properties and assets material to the business of Cinemark and its subsidiaries taken as a whole as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except (i) liens constituting Permitted Liens under the Indenture and (ii) liens, charges, encumbrances and restrictions that do not in the aggregate materially detract from the value of such properties and assets or materially impair the use thereof in the operation of the business of Cinemark and its subsidiaries, taken as a whole), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default which would have a Material Adverse Effect exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and each of Cinemark and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which Cinemark or any of its subsidiaries is a party are valid and binding and no default by Cinemark or any such subsidiary, as the case may be, has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease, except in each case as could not reasonably be expected to have a Material Adverse Effect.

                   (xxi) All Federal and other material tax returns required to be filed by Cinemark or any of its subsidiaries in all jurisdictions have been so filed. All Federal and other material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided. There are no material proposed additional tax assessments against Cinemark or any of its subsidiaries, or the assets or property of Cinemark or any of its subsidiaries which could reasonably be expected to, if the assessments were made, have a Material Adverse Effect.

                 (xxii) To the knowledge of Cinemark and without independent verification, the properties of Cinemark and its subsidiaries, taken as a whole, are structurally sound with no known defects which would have a Material Adverse Effect, are in operating condition and good repair (reasonable wear and tear excepted) and are adequate for their uses.

                 (xxiii) Neither Cinemark nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations.

                 (xxiv) There are no holders of securities of Cinemark or any of its subsidiaries who, by reason of the execution by Cinemark of this Agreement or any other Operative Document or the consummation by Cinemark of the transactions contemplated hereby and thereby, have the right to request or demand that Cinemark or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

                   (xxv) Cinemark believes that it and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                 (xxvi) Cinemark and each of its subsidiaries maintains, or Cinemark maintains on behalf of its subsidiaries, insurance covering its or their material properties, operations, personnel and businesses. Cinemark believes that such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect Cinemark and its subsidiaries and their respective businesses. Neither Cinemark nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the terms in effect on the date hereof on commercially reasonable terms.

                 (xxvii) Neither Cinemark nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Cinemark or any of its subsidiaries to facilitate the sale or resale of the Series A Notes or
         (ii) since the date of the Preliminary Offering Memorandum sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Series A Notes or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Cinemark or any of its subsidiaries (other than in connection with the Repurchase Offer and the Consent Solicitation described in the Offering Memorandum).

               (xxviii)   No registration under the Act of the Series A Notes
         is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming
         (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Institutional Accredited Investors and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by Cinemark or any of its subsidiaries or any of their representatives (although no representation or warranty is made as to actions taken by the Initial Purchasers and their representatives) in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by Cinemark or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                 (xxix) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the QIBs and the Institutional Accredited Investors will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.
         The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs and the Institutional Accredited Investors as set forth in the Offering Memorandum under the caption "Notice to Investors."

                   (xxx) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                 (xxxi) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) neither Cinemark nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to Cinemark and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business, (B) there has not been, individually or in the aggregate, any change or development of which Cinemark is aware which could reasonably be expected to result in a Material Adverse Effect of the type described in clause (a) of such definition and (C) there has been no dividend or distribution of any kind declared, paid or made by Cinemark or any of its subsidiaries on any class of their capital stock.

                 (xxxii) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the application of the proceeds from the issuance and sale of the Securities and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

               (xxxiii)   The accountants who have certified or will certify
         the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The annual historical financial statements of Cinemark included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of Cinemark at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma adjustments and as adjusted information included in the Offering Memorandum give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial and statistical information and data included in the Offering Memorandum, historical, as adjusted and pro forma, are accurately presented on a basis consistent with the financial statements, included in the Offering Memorandum and the books and records of Cinemark.

                 (xxxiv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Cinemark or any of its subsidiaries and any other person that would reasonably be expected to give rise to a valid claim against Cinemark or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

                 (xxxv) After giving effect to the transactions contemplated by the Offering Memorandum, the Company shall be solvent as determined in accordance with the applicable provisions of the Texas Business Corporation Act.

                 (xxxvi) There exist no conditions that would constitute a default by Cinemark (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

               (xxxvii)   Each of Cinemark and its subsidiaries has complied
         with all of the provisions of Florida H.B.  1771, codified as Section
         517.075 of the Florida statutes, and all regulations promulgated thereunder relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

               (xxxviii) Each certificate signed by any officer of Cinemark and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Cinemark to the Initial Purchasers as to the matters covered hereby.

                Cinemark acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to Cinemark and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                (b) Each of the Initial Purchasers represents, warrants and covenants to Cinemark and agrees that:

                    (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                    (ii) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Institutional Accredited Investors in a private placement exempt from the registration requirements of the Act.

                   (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                    (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Institutional Accredited Investors. Such Initial Purchaser further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIB's who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and
         (2) Institutional Accredited Investors who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (B) that, in the case of such QIBs and Institutional Accredited Investors, such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel reasonably acceptable to Cinemark if Cinemark so requests),
         (y) to Cinemark, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

                 Such Initial Purchaser understands that Cinemark and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to Cinemark and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                 6.       INDEMNIFICATION.

                 (a) Cinemark agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Initial Purchasers, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Losses")), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Cinemark will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum (i) in reliance upon and in conformity with written information furnished to Cinemark by or on behalf of the Initial Purchasers expressly for use therein or (ii) in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Initial Purchasers to the person asserting any such loss, claim, damage, liability or expense, at or prior to the written confirmation of the sale of the Series A Notes and the Offering Memorandum (as then amended or supplemented) could have corrected such untrue or alleged untrue statement or such omission or alleged omission. This indemnity agreement will be in addition to any liability which Cinemark may otherwise have, including under this Agreement.

                 (b) The Initial Purchasers agree to indemnify and hold harmless Cinemark, each person, if any, who controls Cinemark within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any controlling persons, against any and all Losses to which they may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Cinemark by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchasers, as set forth on the cover page of the Offering Memorandum unless such Losses are a result of the gross negligence or willful misconduct of the Initial Purchasers. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
         (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

                 7.       CONTRIBUTION.

                 In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, Cinemark, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by Cinemark, any contribution received by Cinemark from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control Cinemark within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which Cinemark and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by Cinemark, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of Cinemark, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Cinemark, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Series A Notes (net of discounts and commissions but before deducting expenses) received by Cinemark, and (y) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of Cinemark, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Cinemark, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Cinemark and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling persons shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls Cinemark, within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of Cinemark or any controlling persons shall have the same rights to contribution as Cinemark, subject in each case to clauses
(i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise.

                 8.       CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

                 The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the following conditions:

                 (a) All of the representations and warranties of Cinemark contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Cinemark shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                 (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers in New York as soon as practicable after the date of this Agreement but not later than 9:30 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                 (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which could, as of the Closing Date, reasonably be expected to have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or threatened against, Cinemark or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

                 (d) Since the dates as of which information is given in the Offering Memorandum and other than as set forth in the Offering Memorandum, (i) there shall not have been any material and adverse change or any development that is reasonably likely to result in a material and adverse change in the long-term debt, or material increase in the short-term debt, of Cinemark or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by Cinemark or any of its subsidiaries on any class of its capital stock, and (iii) neither Cinemark nor any of its subsidiaries shall have incurred any liabilities or obligations other than contracts entered into in the ordinary course of business, direct or contingent, that individually or in the aggregate could have a Material Adverse Effect and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of Cinemark and its subsidiaries taken as a whole.

                 (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of Cinemark by its president and chief operating officer and its chief financial officer (i) confirming as of the Closing Date, the matters set forth in paragraphs
         (a), (b), (c) and (d) of this Section 8, (ii) stating that on the Closing Date, Cinemark will use the proceeds of the offering and sale of the Series A Notes to repurchase at least $120,000,000 outstanding aggregate principal amount of its 12% Senior Notes due 2002 (the "Old Notes"), which repurchased Old Notes will be delivered to the trustee for the Old Notes for cancellation and (iii) stating that as of the Closing Date, no facts have come to such officers' attention that would cause such officers to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (f) The Initial Purchasers shall have received on the Closing Date (i) the opinion, dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas, counsel to Cinemark, substantially to the effect set forth in Exhibit B hereto and (ii) a statement of Michael D. Cavalier, Associate General Counsel of Cinemark, to the effect set forth in Exhibit C hereto. In providing such opinion, Akin, Gump, Strauss, Hauer & Feld, L.L.P., shall opine as to the federal laws of the United States, the laws of the State of Texas and, to the extent set forth therein, the laws of the State of New York.

                 (g) The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Haynes & Boone, counsel to the Trustee, to the effect that (i) the Trustee is a national banking association or state chartered bank or trust company and is duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, (ii) the Trustee has the corporate power and authority necessary to enter into the Indenture and authenticate the Securities as Trustee thereunder, (iii) the Indenture has been duly and validly authorized, executed and delivered by the Trustee and is the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms and (iv) the Series A Notes have been duly authenticated and delivered by the Trustee pursuant to the terms of this Agreement and the Indenture.

                 (h) The Initial Purchasers shall have received on the Closing Date the opinion, dated the Closing Date, of Simpson Thacher & Bartlett (a partnership which includes professional corporations), counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                 (i) At the time this Agreement is executed and at the Closing Date the Initial Purchasers shall have received from Deloitte & Touche, L.L.P., independent public accountants for Cinemark, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchasers and in form and substance previously agreed upon by the Initial Purchasers and counsel to the Initial Purchasers with respect to the financial statements and certain financial information of Cinemark and its subsidiaries contained in the Offering Memorandum.

                 (j) Cinemark and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (k) Cinemark shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (l) Cinemark and the trustee for the Old Notes shall have entered into the supplemental indenture contemplated by the Repurchase Offer and Consent Solicitation described in the Offering Memorandum and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                 (m) Simpson Thacher & Bartlett shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                 (n) Prior to the Closing Date, Cinemark shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                 All opinions, certificates, letters and other documents required by this Section 8 to be delivered by Cinemark will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and their counsel. Cinemark will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

                 9.       INITIAL PURCHASERS' INFORMATION.

                 Cinemark and the Initial Purchasers severally acknowledge that the statements with respect to the offering of the Series A Notes set forth in
(i) the last paragraph of the cover page, (ii) the first paragraph, the third paragraph, the fifth and sixth sentences of the fourth paragraph and the fifth paragraph under the caption "Plan of Distribution" and (iii) the second sentence under the caption "Legal Matters" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

                 10.      SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

                 All representations and warranties, covenants and agreements of the Initial Purchasers and Cinemark contained in this Agreement, including without limitation, the agreements contained in Sections 11(d) and 13, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof or by or on behalf of Cinemark or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 6, 7 and 11(d) and 13 shall survive the termination of this Agreement, including any termination pursuant to Section 11.

                 11.      EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                 (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                 (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to Cinemark from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to Cinemark if, on or prior to such date, (i) Cinemark shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of Cinemark and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for Cinemark's securities or for securities in general; or (B) trading in securities generally on either of the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes as contemplated thereby; or (F) (1) there shall have occurred a downgrading in the rating accorded the Series A Notes by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Act or (2) any such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Series A Notes.

                 (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter within three days thereof.

                 (d) Except as otherwise provided in Section 12 hereof, if this Agreement shall be terminated pursuant to any of the provisions hereof (other than a termination pursuant to Section 11(b)(iv)) or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of Cinemark to perform any agreement herein or comply with any provision hereof, Cinemark will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

                 12.      DEFAULTING INITIAL PURCHASERS.

                 (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers may make arrangements for the purchase of the Series A Notes by other persons satisfactory to Cinemark and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or Cinemark, except that Cinemark will continue to be liable for the payment of expenses only to the extent set forth in Sections 11(d) and 13(a) and except that the provisions of Sections 6 and 7 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I hereto who, pursuant to this Section 12, purchases Series A Notes which a defaulting Initial Purchaser agreed but failed to purchase.

                 (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to Cinemark or the non-defaulting Initial Purchasers for damages caused by its default. If other persons are obligated or agree to purchase the Series A Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or Cinemark may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for Cinemark or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement and Cinemark agrees to promptly make any amendment or supplement to the Offering Memorandum that effects any such changes.

                 13.      FEES AND EXPENSES.

                 (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, Cinemark agrees to pay all costs, expenses, fees and taxes in connection with this Agreement and the transactions contemplated hereby and by the other Operative

Documents, including without limitation all costs, expenses, fees and taxes relating to: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of this Agreement, the other Operative Documents, all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery by Cinemark of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (e) above (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel to the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of counsel to Cinemark and its independent public accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the PORTAL market, (ix) all fees and expenses (including fees and expenses of counsel to Cinemark) of Cinemark in connection with the approval of the Securities by DTC for "book-entry" transfer, (x) rating the Securities by rating agencies, (xi) the fees and expenses of the Trustee and its counsel in connection with the Indenture and the Securities, (xii) the performance by Cinemark of its other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred by Cinemark (including 50% of the expense of a chartered aircraft) in connection with the marketing and sale of the Securities.

                 (b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, and except as otherwise provided in Section 11(d) and Section 12 hereof, each Initial Purchaser agrees to pay all of its out-of-pocket expenses not specifically provided for in Section 13(a) hereof, including its portion of the fees and expenses of Initial Purchasers' counsel.

                 14.      NOTICE.

                 All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092; and if sent to Cinemark, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Cinemark USA, Inc., 7502 Greenville Avenue, Suite 800, Dallas, Texas 75231, Attention:
Jeffrey J. Stedman and Michael Cavalier, telecopy number: (214) 369-9972, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, Attention: Terry M. Schpok, P.C., telecopy number:
(214) 969-4343; provided, however, that any notice pursuant to Sections 6 or 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing within three days thereof.

                 15.      PARTIES.

                 This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, Cinemark and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series A Notes from the Initial Purchasers.

                 16.      CONSTRUCTION.

                 This Agreement shall be construed in accordance with the internal laws of the State of New York. Time is of the essence in this Agreement.

                 17.      CAPTIONS.

                 The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                 18.      COUNTERPARTS.

                 This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.


                                 Very truly yours,

                                 Cinemark USA, Inc.


                                 By:  /s/ Jeff Stedman
                                    --------------------------
                                     Name:   Jeff Stedman
                                     Title:  Vice President





Accepted and agreed to as of
the date first above written:

Bear, Stearns & Co. Inc.


By:  /s/ Eric D. Karp
   --------------------------------
   Name:   Eric D. Karp
   Title:  Senior Managing Director



Goldman, Sachs & Co.


Goldman, Sachs & Co.
                    --------------


Morgan Stanley & Co. Incorporated


By:  /s/ Beatrice Cassou
   ------------------------------
   Name:   Beatrice Cassou
   Title:  Principal

                                   Schedule I

                                                                      Aggregate Principal
Initial Purchaser                                                   Amount of Series A Notes
- -----------------                                                   ------------------------
Bear, Stearns & Co. Inc.                                                 $106,666,668

Goldman, Sachs & Co.                                                     $ 46,666,666

Morgan Stanley & Co. Incorporated                                        $ 46,666,666
                                                                         ------------

         Total                                                           $200,000,000

                                                                       Exhibit A

                     Form of Registration Rights Agreement

                                                                       Exhibit B

          Form of Opinion of Akin, Gump, Strauss, Hauer & Feld L.L.P.

                 1. Cinemark (A) is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has the corporate power to own and operate its property, to lease the property it operates as lessee and to conduct its business as described in the Offering Memorandum, and (C) based solely on the Good Standing Certificates is qualified or licensed as a foreign corporation in the jurisdictions listed on a schedule to such opinion to the extent noted therein as of the dates noted therein.

                 2. Each of Cinemark's subsidiaries listed on a schedule to such opinion (the "Subsidiaries") (A) is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (B) has the corporate power and authority to own and operate its properties, to lease the property it operates as lessee and to conduct its business as described in the Offering Memorandum, and (C) based solely on the Good Standing Certificates is qualified or licensed as a foreign corporation in the jurisdictions listed on a schedule to such opinion to the extent noted therein as of the dates noted therein.

                 3. All of the issued and outstanding shares of common stock of each of Cinemark and the Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. All of the issued and outstanding capital stock of the Subsidiaries, to such counsel's knowledge, is owned by Cinemark, directly or through subsidiaries, free and clear of any lien, encumbrance, claim or equity other than as described in the Offering Memorandum or except as otherwise disclosed in the Purchase Agreement.

                 4. Cinemark has all requisite corporate power and authority to execute and deliver the Operative Documents and to consummate the transactions contemplated thereby.

                 5. The Purchase Agreement has been duly authorized, executed and delivered by Cinemark. The Registration Rights Agreement has been duly authorized, executed and delivered by Cinemark and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a legal, valid and binding agreement of Cinemark, enforceable against Cinemark in accordance with its terms.

                 6. The Indenture has been duly and validly authorized, executed and delivered by Cinemark and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of Cinemark, enforceable against Cinemark in accordance with its terms.

                 7. The Series A Notes have been duly and validly authorized by Cinemark and, when executed by Cinemark and authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, will constitute valid and binding obligations of Cinemark, enforceable against Cinemark in accordance with their terms and entitled to the benefits of the Indenture.

                 8. None of (A) the execution, delivery or performance by Cinemark of the Operative Documents, (B) the issuance and sale of the Series A Notes, nor (C) the consummation by Cinemark of the transactions described in the Offering Memorandum under the caption "Use of Proceeds", will (a) violate any provision of the charter or bylaws (or equivalent documents) of Cinemark, or (b) to such counsel's knowledge, (i) violate, or be in conflict with, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or breach of, (ii) result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation, or
         (iii) result in the creation or imposition of any lien (except pursuant to the Indenture) upon any of the assets of Cinemark under, in each case, any note, bond, mortgage, indenture, deed of trust, agreement or instrument to which Cinemark or any of the Subsidiaries is a party or by which Cinemark or any of the Subsidiaries is bound or affected or to which any of their respective assets is subject; or (c) to such counsel's knowledge, violate any statute, rule, regulation, judgment, order or decree of any court or governmental agency or authority having jurisdiction over Cinemark or any of the Subsidiaries or their respective assets or properties, except in the case of clauses (b) and (c), for any such violation, default, consent, imposition of a lien or acceleration that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 9. Except as may be required under applicable state securities laws and except for the filing of a registration statement under the Act and the qualification of the Indenture under the Trust Indenture in connection with the Registration Rights Agreement, no authorization, approval, filing, notice, registration or other action of any court or governmental agency or commission or public or quasi-public body or authority is necessary for the execution and delivery by Cinemark of the Operative Documents, the validity or enforceability against Cinemark of the Operative Documents, the issuance or delivery of the Series A Notes by Cinemark to the Initial Purchasers or the validity, payment or enforceability of the Series A Notes,against Cinemark, except such as have been obtained and made and except where the failure to obtain such consents or waivers would not, individually or in the aggregate, have a Material Adverse Effect.

                 10. To such counsel's knowledge, (i) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum other than those described or referred to therein; (ii) the descriptions thereof or references thereto are correct in all material respects; and (iii) except as disclosed in the Offering Memorandum, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, which default would have a Material Adverse Effect.

                 11. The Series A Notes are eligible for resale pursuant to Rule 144A.

                 12. To such counsel's knowledge, as of such date, no action has been taken and no statute, rule, regulation, injunction or order has been enacted, adopted or issued by any federal or Texas court of competent jurisdiction or by any governmental agency that prevents or suspends the issuance or sale of the Series A Notes or the use of the Offering Memorandum.

                 13. Prior to the Exchange Offer or effectiveness of the Shelf Registration Statement, the offer, issuance, sale and delivery of the Series A Notes in the manner contemplated by the Purchase Agreement and the Offering Memorandum do not require registration under the Securities Act or qualification of the Indenture under the Trust Indenture Act.

                 14. Neither Cinemark nor any of the Subsidiaries is, or upon the consummation of the transactions contemplated by the Purchase Agreement will be, subject to registration as an "investment company" under the Investment Company Act.

                 15. The descriptions of sections of the Series A Notes, the Indenture and the Registration Rights Agreement contained in the Offering Memorandum provide fair summaries in all material respects of the applicable sections of such documents. The statements made in the Offering Memorandum under the caption "Certain Federal Income Tax Considerations", insofar as they purport to describe the material tax consequences of an investment in the Series A Notes, fairly present the matters therein described in all material respects.

         In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that it has participated in conferences with officers and other representatives of Cinemark, representatives of the independent certified public accountants of Cinemark and the Initial Purchasers and their representatives and counsel at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed, although it has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum; and such counsel advises the Initial Purchasers that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinion of officers and other representatives of Cinemark), no facts have come to its attention that caused such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes and other financial data included therein, as to which no opinion need be expressed).

         In rendering such opinion, such counsel shall opine as to the laws of the State of Texas and the federal laws of the United States and, to the extent set forth therein, the laws of the State of New York. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (C) the enforceability of any indemnification or contribution provisions or obligations.

                                                                       Exhibit C

                     Form of Opinion of Michael D. Cavalier

         Such counsel shall furnish to the Initial Purchasers a written statement, in form and substance satisfactory to the Initial Purchasers, to the effect that on the basis of such counsel's participation in the preparation of the Preliminary Offering Memorandum and the Offering Memorandum, no facts have come to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes and other financial data included therein, as to which no statement need be expressed).